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Exhibit 21 Subsidiaries of the Registrant
SUBSIDIARIES

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Incorporation/Organization                                                      Jurisdiction of

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
Chen & McGinley LLC                                                             Pennsylvania
Direct Resources Scotland, Inc.                                                 Scotland
eJiva, Inc.*                                                                    Pennsylvania
iGate Mastech, Inc. (f/k/a Mastech Emplifi, Inc.)                               Pennsylvania
itiliti, LLC (f/k/a Ex-tra-Net Applications, Inc.)                              Pennsylvania
Global Financial Services of Nevada                                             Nevada
iGate Capital Management, Inc.                                                  Pennsylvania
RedBrigade Limited                                                              United Kingdom
RedBrigade Holdings Limited                                                     United Kingdom
RedBrigade Europe Limited                                                       United Kingdom
RedBrigade, Inc. (f/k/a iGate Europe, Inc.)                                     Pennsylvania
RedBrigade Finland Oy                                                           Finland
RedBrigade SA Proprietary Limited                                               South Africa
RedBrigade SW AB                                                                Sweden
RedBrigade Ire Limited                                                          Ireland
RedBrigade UK Limited                                                           United Kingdom
iGate Holding Corporation                                                       Delaware
iGate Management, Inc.                                                          Pennsylvania
Highgate Venture Management, LLC                                                Pennsylvania
         (f/k/a iGate Venture Management, LLC)
Highgate Venture Partners I, L.P.                                               Delaware
         (f/k/a iGate Venture Partners I, L.P.)
iGate Ventures, Inc.                                                            Delaware
Highgate Ventures I, L.P. (f/k/a iGate
         Ventures I, L.P.)                                                      Delaware

iGate Ventures Holding Corporation                                              Delaware
Mastech Application Services, Inc.                                              Pennsylvania
Mastech Asia Pacific (NT) Pty. Ltd.                                             Australia
Mastech Asia Pacific Pty. Ltd.                                                  Australia
Mastech Malaysia Sdn. Bhd.                                                      Malaysia
iGate Mastech Ltd.                                                              Canada
MobileHelix, Inc.                                                               Georgia
iGate, Inc.(f/k/a Mastech Systems Corporation)                                  Pennsylvania
Mastech Systems GmbH                                                            Germany
Mascot Systems Limited                                                          India
Mastech Trademark Systems, Inc.                                                 Delaware
MC Computer Services Pty. Ltd.                                                  Australia
Quantum Group, Inc.                                                             Delaware
Quantum Information Resources, Inc.                                             New York
Jobcurry Systems Private Limited                                                India
Symphoni Holdings, Inc.                                                         Delaware
Symphoni Interactive, LLC                                                       Delaware
Synerge Holding, Inc.                                                           Delaware
iGate Clinical Research Management Inc.                                         Pennsylvania

Escend Technologies, Inc.
         12%                                                                    iGate Ventures I, L.P.
SpeechWorks International, Inc.
         (less than) 1%                                                         iGate Ventures I, L.P.
Brainbench, Inc.
         (less than) 1%                                                         iGate Ventures I, L.P.
Bluewater Information Convergence Inc. L.P.
         (less than) 1%                                                         iGate Ventures I,
Xpede, Inc.
         3.8%                                                                   iGate Ventures I, L.P
Air2Web                                                                         Georgia
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